UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Board of Directors of Applied Digital Solutions, Inc., or the Company, and the Board of Directors of the Company’s subsidiary, VeriChip Corporation, or VeriChip, desired for Mr. Silverman to assume the role as Chief Executive Officer, or CEO, of VeriChip. In connection therewith, effective December 2, 2006, Scott R. Silverman was appointed as CEO of VeriChip and resigned his positions of CEO and acting president of the Company, in order to focus his efforts exclusively on VeriChip, by becoming its CEO. Mr. Silverman will remain as chairman of the boards of directors of the Company and VeriChip. Mr. Silverman replaces Kevin H. McLaughlin as VeriChip’s CEO. Mr. McLaughlin has resigned as CEO and as a member of the board of directors of VeriChip in anticipation of his retirement, effective March 31, 2007.

(c)  Effective December 2, 2006, Michael E. Krawitz, age 37, was appointed CEO and President of the Company. Mr. Krawitz joined the Company in 1999 and previously served as the Company’s executive vice president, general counsel and secretary. On December 6, 2006, in connection with Mr. Krawitz’s appointment as CEO, the Company and Mr. Krawitz entered into the Applied Digital Solutions, Inc. Employment and Non-Compete Agreement, or the ADS/Krawitz Employment Agreement.

The ADS/Krawitz Employment Agreement commences on December 6, 2006 and continues in force thereafter. It provides for an annual base salary of $350,000 and discretionary increases. Mr. Krawitz is also entitled to a discretionary annual bonus to be determined by the board of directors and other fringe benefits. In addition, it provides for the grant of 100,000 shares of the Company’s common stock under an applicable stock incentive plan previously approved by the Company’s shareholders, with 50,000 of the shares vesting immediately and 50,000 of the shares restricted and subject to substantial risk of forfeiture in the event that the ADS/Krawitz Employment Agreement is terminated by Mr. Krawitz, or terminated by the Company for cause, as defined in the agreement, on or before December 31, 2008. If Mr. Krawitz’s employment is terminated, a severance payment of $1,480,000 will be due, unless his employment is terminated because he resigns (not in connection with a constructive termination or in connection with a change of control) or is terminated for cause. The ADS/Krawitz Employment Agreement also provides that, upon termination of the agreement, Mr. Krawitz will cooperate with any transition and may not compete with the Company and, in consideration for that cooperation and non-compete, shall be paid $250,000. Any outstanding stock options held by Mr. Krawitz as of the date of the termination or change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. All severance and cooperation and non-compete payments made in connection with the ADS/Krawitz Employment Agreement shall be paid in stock (unless the Company is unable to or if the Company's stock is not both traded and expected for the foreseeable to be traded in the public markets on a national exchange), except for withholdings, which must be paid in cash. The Company’s common stock issuable under the terms of the ADS/Krawitz Employment Agreement is subject to registration rights and price protection provisions. The ADS/Krawitz Employment Agreement is filed as Exhibit 10.1 to this Current Report.

In connection with the execution of the ADS/Krawitz Employment Agreement on December 6, 2006, the Company and Mr. Krawitz mutually agreed to terminate Mr. Krawitz’s rights under the provisions of the Executive Management Change in Control Plan approved by the Company’s board of directors on May 8, 2004, and under the Company’s 2003 Severance Policy.

(e)            The Incentive Agreement

On December 5, 2006, the Company finalized and entered into an incentive agreement, or the Incentive Agreement, with Mr. Silverman. The Incentive Agreement was entered into to (i) induce Mr. Silverman to assume the chief executive position at VeriChip, (ii) to allow the Company the option (with any necessary approvals) to issue certain incentive payments in stock as opposed to cash, and (iii) to induce Mr. Silverman to terminate the Applied Digital Solutions, Inc. Employment and Non-Compete Agreement dated April 8, 2004, or the ADS/Silverman Employment Agreement, between the Company and Mr. Silverman. The Company determined that it was in its best interest to enter into the Incentive Agreement with Mr. Silverman in order to motivate him to accept the position as VeriChip’s CEO, to maintain his status on the Company’s, Digital Angel Corporation’s and VeriChip’s boards and to motivate him to improve the value of the Company.

Per the terms of the Incentive Agreement, in consideration for Mr. Silverman waiving all of his rights pursuant to the ADS/Silverman Employment Agreement and as incentive to accept the position of CEO at VeriChip, Mr. Silverman shall receive $3.3 million. The payment is to be made in cash. In lieu of cash, the Company may, in its sole discretion, elect to transfer to Mr. Silverman shares of the Company’s common stock that have a value of $3.3 million. The Company may elect to pay the amount in stock at any time during the 120 day period following the date of the Agreement. If Mr. Silverman remains on the Company’s board of directors or if there is some other reason that shareholder approval is necessary to permit the issuance of the stock, then the Company shall have 120 days from its election to make the payment in shares of its common stock to obtain shareholder approval. If the Company does not obtain shareholder approval in such timeframe, the payment must be made in cash. In the event that the Company issues its common stock in payment of the $3.3 million, such stock shall be restricted (that is, subject to a substantial risk of forfeiture in the event that Mr. Silverman voluntarily resigns as the chairman and CEO of VeriChip on or before December 31, 2008, or in the event that VeriChip terminates its employment agreement with Mr. Silverman for cause in accordance with that agreement.)

The Company’s common stock issuable under the terms of the Agreement is subject to registration rights and price protection provisions. The Agreement is included as Exhibit 10.2 to this Current Report.

Incentive and Recognition Policy

The Company has an Incentive and Recognition Policy, or IRP, pursuant to which executive bonuses are due for 2006. The terms of the IRP were approved by the Compensation Committee of the Company’s board of directors in March 2006. The Company’s board of directors has determined to fix the 2006 bonus payments for two participants, Mr. Silverman and

Mr. Krawitz, in order to resolve and clarify any outstanding compensation issues, given the wide range of potential bonuses under the IRP and the timing of the planned VeriChip initial public offering and how that may effect such range. Accordingly, Mr. Silverman’s and Mr. Krawitz’s bonus for 2006 has been fixed at $900,000 and $350,000, respectively. Any bonuses paid to the Company’s other executive officers will be determined and paid in accordance with the terms in the IRP.

VeriChip Corporation Employment and Non-Compete Agreement

Effective December 5, 2006, VeriChip and Mr. Silverman entered into the VeriChip Corporation Employment and Non-Compete Agreement, or the VeriChip Employment Agreement. The VeriChip Employment Agreement terminates five years from the effective date. The VeriChip Employment agreement provides for an annual base salary of $420,000 with minimum annual increases for the first two years of 10% of the base salary and a discretionary annual increase thereafter. Mr. Silverman is also entitled to a discretionary annual bonus and other fringe benefits. In addition, it provides for the grant of 500,000 shares of restricted stock of VeriChip. VeriChip is required to register the shares as soon as practicable. The stock is restricted and is accordingly subject to substantial risk of forfeiture in the event that Mr. Silverman terminates his employment or the Company terminates his employment for cause on or before December 31, 2008. If Mr. Silverman’s employment is terminated prior to the expiration of the term of the VeriChip Employment Agreement, certain significant payments become due to Mr. Silverman. The amount of such significant payments depends on the nature of the termination and are more fully described in the agreement. In addition, the employment agreement contains a change of control provision that provides for the payment of five times the then current base salary and five times the average bonus paid to Mr. Silverman for the three full calendar years immediately prior to the change of control, or the number of years that were completed commencing on the effective date of the agreement and ending on the date of the change of control if less than three calendar years. Any outstanding stock options held by Mr. Silverman as of the date of his termination or a change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. All severance and change of control payments made in connection with the VeriChip Employment Agreement must be paid in cash, except for a termination due to Mr. Silverman’s total disability, death, a constructive termination, or termination without cause, which may be paid in shares of VeriChip’s common stock, subject to necessary approvals, or in cash at Mr. Silverman’s option.

The VeriChip Employment Agreement is included as Exhibit “A” to the Agreement, which is filed as Exhibit 10.2 to this Current Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Applied Digital Solutions, Inc. Employment and Non-Compete Agreement by and between Applied Digital Solutions, Inc. and Michael E. Krawitz, dated December 6, 2006.

10.2	Agreement by and between Applied Digital Solutions, Inc. and Scott R. Silverman, dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: December 7, 2006                                                                                                                                   /s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Applied Digital Solutions, Inc. Employment and Non-Compete Agreement by and between Applied Digital Solutions, Inc. and Michael E. Krawitz, dated December 6, 2006.

Exhibit 10.2	Agreement by and between Applied Digital Solutions, Inc. and Scott R. Silverman, dated December 5, 2006.

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